                                                                 CONFORMED COPY

                      FIRST AMENDMENT AND CONSENT NUMBER 1

         FIRST AMENDMENT AND CONSENT NUMBER 1, dated as of January 9, 1997 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of January 24, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Revlon Consumer Products Corporation, a Delaware corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto (the "Borrowing Subsidiaries"; collectively with the Company, the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders"), the Arranger named therein, the Co-Agents named therein, Citibank, N.A., as documentation agent (in such capacity, the "Documentation Agent"), and The Chase Manhattan Bank (formerly known as Chemical Bank), as administrative agent (in such capacity, the "Administrative Agent").

                             W I T N E S S E T H :

         WHEREAS, the Company has entered into the Agreement and Plan of Merger, dated as of November 27, 1996 (the "Merger Agreement"), with The Cosmetic Center, Inc. ("Cosmetic Center") and Prestige Fragrance & Cosmetics, Inc. ("PFC"), pursuant to which PFC is to be merged with and into Cosmetic Center (or a subsidiary thereof) and Cosmetic Center is to be the surviving entity of such merger (the "Cosmetic Center Merger");

         WHEREAS, in connection with the Cosmetic Center Merger, the Company has requested that the Agents and the Lenders amend certain provisions of the Credit Agreement, as more fully described herein;

         WHEREAS, the Company has requested that the Agents and the Lenders consent to certain other transactions, as more fully described herein;

         WHEREAS, the Agents and the Lenders are willing to amend such provisions and consent to such transactions, but only upon the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Agents and the Lenders hereby agree as follows:

         1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

         2. Amendment of Subsection 1.1. Subsection 1.1 of the Credit Agreement hereby is amended by:

(a) deleting therefrom, in its entirety, the definition of the term "Subsidiary"; and

(a) inserting therein, in proper alphabetical order, the following new defined terms:

              "Cosmetic Center Merger" shall mean the merger of Prestige Fragrance & Cosmetics, Inc. with and into The Cosmetic Center, Inc. (or any wholly-owned Subsidiary thereof) substantially upon the terms described in the Agreement and Plan of Merger, dated as of November 27, 1996, among The Cosmetic Center, Inc., the Company and Prestige Fragrance & Cosmetics, Inc.

              "Subsidiary" of any Person shall mean a corporation or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person; provided that, (a) unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company, (b) unless otherwise qualified, all references to a "wholly owned Subsidiary" or to "wholly pledged Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company of which the Company directly or indirectly owns all of the capital stock or other equity interests (other than directors' qualifying shares) and (c) from and after the consummation of the Cosmetic Center Merger, The Cosmetic Center, Inc. and each of its Subsidiaries shall be deemed not to constitute a "Subsidiary" of the Company for any purpose under this Agreement (including, without limitation, the calculation of compliance with the financial covenants contained in subsection 13.1), other than:

                   (x) the representations and warranties contained in
              subsections 10.7, 10.8, 10.24, 10.28;

                   (y) the Defaults and Events of Default contained in Section
              14(g), (m), (n) and (o); and

                   (z) the provisions of subsections 9.4 (with respect to any
              Net Proceeds Event in respect of capital stock of The Cosmetic Center, Inc., with The Cosmetic Center, Inc. being deemed to be a Subsidiary of the Company for purposes of the definition of the term "Net Proceeds Event") and 12.11 (with respect to capital stock or other equity interests of The Cosmetic Center, Inc., but not of any Subsidiaries thereof);

         3. Amendment of Subsection 10.30. Subsection 10.30 of the Credit Agreement hereby is amended by deleting clause (b) thereof in its entirety and by substituting therefor the following:

              (b) Neither the Company nor any of its Domestic Subsidiaries maintains any Inventory (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) with respect to which the Administrative Agent does not possess a perfected, first priority security interest, other than (i) any such Inventory with respect to which the Agent holds a perfected security interest which is subject only to prior Liens which are permitted to encumber such Inventory pursuant to subsection 13.3 and (ii) any such inventory which is maintained by the Company and its Subsidiaries at a location at which the book value of all such inventory does not exceed $1,000,000 in the aggregate.

         4. Amendment of Subsection 12.1. Subsection 12.1 of the Credit Agreement hereby is amended by inserting therein as a new clause (d) the following:

              (d) as soon as available, but in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Company (or, in the case of the fourth fiscal quarter of each fiscal year, within 90 days after the end thereof), a copy of (i) the unaudited consolidated balance sheet of each of the Company and its Subsidiaries (other than The Cosmetic Center, Inc. and its Subsidiaries) and The Cosmetic Center, Inc. and its Subsidiaries as at the end of each such quarter, (ii) the related unaudited consolidated statements of operations and of cash flows for the portion of the fiscal year through such date and (iii) the related unaudited consolidated statements of operations for such quarterly period, certified (subject to normal year-end audit adjustments) by a Responsible Officer of the Company; provided that the financial statements delivered with respect to The Cosmetics Center, Inc. and its Subsidiaries for the fourth fiscal quarter of each fiscal year shall be certified without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing;

         5. Amendment of Subsection 13.2(d). Subsection 13.2(d) of the Credit Agreement hereby is amended by deleting clause (d) thereof in its entirety and by substituting therefor the following:

              (d) Indebtedness (i) of the Company to any of its wholly-owned Subsidiaries, (ii) of any wholly-owned Subsidiary of the Company to any other wholly-owned Subsidiary of the Company and (iii) of any wholly-owned Subsidiary of the Company to the Company;

         6. Amendment of Subsection 13.5. Subsection 13.5 of the Credit Agreement hereby is amended by:

(a) deleting the word "and" which appears at the end of clause (a) thereof;

(b) deleting the period which appears at the end of clause (b) thereof and by substituting therefor a semi-colon, followed by the word "and"; and

(c) inserting therein as a new clause (c) thereof the following:

            (c) the Company may consummate the Cosmetic Center Merger.

         7. Amendment of Subsection 13.7. Subsection 13.7 of the Credit Agreement hereby is amended by deleting clause (a)(iv) thereof in its entirety and by substituting therefor the following:

         (iv) Restricted Payments made from time to time to finance (A) the purchase by Revlon of its common stock (for not more than market price) in connection with the delivery of such common stock to grantees under any stock option plan maintained by it upon the exercise by such grantees of stock options or stock appreciation rights settled with common stock or upon the grant of shares of common stock pursuant thereto and (B) the payment by Revlon of amounts owing in respect of stock appreciation rights and performance units under any such stock option plan; provided that (x) the sum of (i) the aggregate amount of Restricted Payments made pursuant to this clause (iv) and (ii) the aggregate amount of open-market purchases of common stock of Revlon, Inc. under subsection 13.8(h), does not exceed $6,000,000 in any year and (y) amounts available pursuant to this clause
    (iv) to be utilized for Restricted Payments during any year which are not utilized during such year may be carried forward and utilized in any succeeding year;

         8. Amendment of Subsection 13.8. Subsection 13.8 of the Credit Agreement hereby is amended by:

(a) deleting the word "and" which appears at the end of clause (e) thereof;

(b) deleting the period which appears at the end of clause (f) thereof and by substituting therefor a semi-colon; and

(c) inserting therein as new clauses (g) and (h) thereof the following:

            (g) the Company and its Subsidiaries may make or commit to make investments in The Cosmetic Center, Inc. in connection with the consummation of the Cosmetic Center Merger; and

            (h) the Company may make investments in open-market purchases of common stock of Revlon, Inc. to the extent necessary to permit the Company to satisfy its obligations under its "excess 401-K plan" for highly compensated employees; provided that (i) the sum of (A) the aggregate amount of Restricted Payments made pursuant to subsection 13.7(a)(iv) and (B) the aggregate amount of such purchases under this subsection 13.8(h), does not exceed $6,000,000 in any year and (ii) amounts available pursuant to this subsection 13.8(h) to be utilized for investments during any year which are not utilized during such year may be carried forward and utilized in any succeeding year.

         9. Consents. (a) The Agents and the Lenders hereby (i) consent to the release of Prestige Fragrance & Cosmetics, Inc. (and The Cosmetic Center, Inc., as successor thereto) from its obligations under the Subsidiaries Guarantee, the Subsidiary Security Agreement and the Intellectual Property Security Documents to which it is party immediately upon the consummation of the Cosmetic Center Merger and (ii) authorize and instruct the Administrative Agent to execute and deliver such documents, instruments and agreements (including, without limitation, Uniform Commercial Code termination statements) as may reasonably be requested by the Company in order to effectuate such release.

         (b) The Agents and the Lenders hereby authorize and instruct the Administrative Agent to execute and deliver such documents, instruments and agreements as may reasonably be requested by the Company (or as otherwise may be desirable) in order to amend the definitive documentation governing the pledge to the Administrative Agent of the capital stock of Prestige Fragrance & Cosmetics, Inc. such that, upon consummation of the Cosmetic Center Merger, the Administrative Agent shall hold a first priority, perfected security interest in all of the issued and outstanding capital stock of The Cosmetic Center, Inc. which is owned by the Company and its Subsidiaries.

         (c) The Lenders hereby authorize and instruct the Administrative Agent to take such action and execute such documents, instruments and agreements as reasonably may be necessary in order that, upon the consummation of the Cosmetic Center Merger, (i) each reference to "Prestige Fragrance & Cosmetics, Inc." contained in the Collateral Agency Agreement (Bank Obligations) or the Credit Agreement shall be a reference to "The Cosmetic Center, Inc." and (ii) the Intercreditor Agreement shall be amended to reflect the consummation of the Cosmetic Center Merger and such amendments to the Collateral Agency Agreement (Bank Obligations).

         10. Consent to Rose Chandel Sale. The Agents and the Lenders hereby consent that the sale by the Company and its Subsidiaries of the trademark "Rose Chandel" and certain related assets shall be deemed to constitute a Specified Disposition for purposes of the Credit Documents; provided that the aggregate consideration received by the Company and its Subsidiaries on account of such sale (other than the sale of any inventory relating to the Rose Chandel trademark) is not more than $350,000.

         11. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Company, the Majority Lenders and each Fronting Lender, and duly acknowledged and consented to by each Guarantor, Grantor and Pledgor (other than the Company); provided that it also shall be a condition to the effectiveness of clauses (a) and (b) of
Section 9 hereof that the Administrative Agent shall have received counterparts of this

Amendment, duly executed by Lenders holding not less than 85% of the Aggregate Commitment.

         12. Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 10 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

         13. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 8 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

         14. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

         15. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       REVLON CONSUMER PRODUCTS CORPORATION

                                       By: /s/ Steven Berns
                                          -------------------------------------
                                          Name:  Steven Berns
                                          Title: Vice President and Treasurer

                                  THE CHASE MANHATTAN BANK (formerly known as Chemical Bank and as successor by merger to The Chase Manhattan Bank, N.A.), as Administrative Agent, as a Co-Agent and as a Lender


                                  By: /s/ Neil R. Boylan
                                     ------------------------------------------
                                     Name:  Neil R. Boylan
                                     Title: Vice President


                                  CITIBANK, N.A., as Documentation Agent
                                  and as a Lender


                                  By: /s/ James Buchanan
                                     ------------------------------------------
                                     Name:  James Buchanan
                                     Title: Attorney-in-Fact


                                  VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                  INCOME TRUST


                                  By: /s/ Jeffrey W. Maillet
                                     ------------------------------------------
                                     Name:  Jeffrey W. Maillet
                                     Title: Senior Vice President and Director


                                  GENERAL ELECTRIC CAPITAL CORPORATION,
                                  as a Co-Agent and as a Lender


                                  By: /s/ Michael McGonigle
                                     ------------------------------------------
                                     Name:  Michael McGonigle
                                     Title: Duly Authorized Signatory

                                  BANK OF AMERICA ILLINOIS, as a Co-Agent
                                  and as a Lender


                                  By: /s/ L. Dustin Vincent, III
                                     ------------------------------------------
                                     Name:  L. Dustin Vincent, III
                                     Title: Managing Director


                                  CREDIT LYONNAIS NEW YORK BRANCH as a Co-Agent


                                  By: /s/ Frederick Haddad
                                     ------------------------------------------
                                     Name:  Frederick Haddad
                                     Title: Senior Vice President


                                  CREDIT LYONNAIS CAYMAN ISLAND BRANCH, as a Co-Agent


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  CREDIT SUISSE, as a Co-Agent and as a Lender


                                  By: /s/ Joel Glodowski
                                     ------------------------------------------
                                     Name:  Joel Glodowski
                                     Title: Managing Director

                                  By: /s/ Chris T. Horgan
                                     ------------------------------------------
                                     Name:  Chris T. Horgan
                                     Title: Associate

                                  THE FIRST NATIONAL BANK OF BOSTON, as a
                                  Co-Agent and as a Lender


                                  By: /s/ Richard D. Hill, Jr.
                                     ------------------------------------------
                                     Name:  Richard D. Hill, Jr.
                                     Title: Director


                                  THE FUJI BANK, LIMITED, NEW YORK BRANCH, as a Co-Agent and as a Lender


                                  By: /s/ Teiji Teramoto
                                     ------------------------------------------
                                     Name:  Teiji Teramoto
                                     Title: Vice President and Manager


                                  THE LONG-TERM CREDIT BANK OF JAPAN,
                                  LTD., LOS ANGELES Agency, as a Co-Agent and as a Lender


                                  By: /s/ Paul B. Clifford
                                     ------------------------------------------
                                     Name:  Paul B. Clifford
                                     Title: Deputy General Manager


                                  NATIONSBANK, N.A., as a Co-Agent and as
                                  a Lender


                                  By: /s/ Ellen M. Bagnato
                                     ------------------------------------------
                                     Name:  Ellen M. Bagnato
                                     Title: Vice President


                                  THE TORONTO-DOMINION BANK, as a Co-Agent and as a Lender


                                  By: /s/ David G. Parker
                                     ------------------------------------------
                                     Name:  David G. Parker
                                     Title: Manager, Credit Administration

                                  BANQUE FRANCAISE DU COMMERCE EXTERIEUR


                                  By: /s/ G. Kevin Dooley
                                     ------------------------------------------
                                     Name:  G. Kevin Dooley
                                     Title: Vice President

                                  By: /s/ Frederick K. Kammler
                                     ------------------------------------------
                                     Name:  Frederick K. Kammler
                                     Title: Vice President

                                  FIRST BANK NATIONAL ASSOCIATION


                                  By: /s/  Elliot Jaffee
                                     ------------------------------------------
                                     Name:  Elliot J. Jaffee
                                     Title: Vice President


                                  CERES FINANCE, LTD.


                                  By: /s/ Darren P. Riley
                                     ------------------------------------------
                                     Name:  Darren P. Riley
                                     Title: Director


                                  STRATA FUNDING LTD.


                                  By: /s/ Darren P. Riley
                                     ------------------------------------------
                                     Name:  Darren P. Riley
                                     Title: Director


                                  AERIES FINANCE, LTD.


                                  By: /s/ Andrew Wignall
                                     ------------------------------------------
                                     Name:  Andrew Ian Wignall
                                     Title: Director

                                  MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.


                                  By: /s/ R. Douglas Henderson
                                     ------------------------------------------
                                     Name:  R. Douglas Henderson
                                     Title: Vice President

                                  MERRILL LYNCH PRIME RATE PORTFOLIO

                                  By: Merrill Lynch Asset Management, L.P., as
                                         Investment Advisor


                                  By: /s/ R. Douglas Henderson
                                     ------------------------------------------
                                     Name:  R. Douglas Henderson
                                     Title: Vice President


                                  THE BANK OF NEW YORK


                                  By: /s/ Eliza S. Adams
                                     ------------------------------------------
                                     Name:  Eliza S. Adams
                                     Title: Vice President


                                  PRIME INCOME TRUST


                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:


                                  PILGRIM AMERICA PRIME RATE TRUST


                                  By: /s/ Howard Tiffen
                                     ------------------------------------------
                                     Name:  Howard Tiffen
                                     Title: Senior Vice President

                                  SENIOR DEBT PORTFOLIO

                                  By: Boston Management and Research, as
                                         Investment Advisor


                                  By: /s/ Payson Swaffield
                                     ------------------------------------------
                                     Name:  Payson F. Swaffield
                                     Title: Vice President


                                  ABN-AMRO BANK, N.V.


                                  By: /s/ Frances O'R. Logan
                                     ------------------------------------------
                                     Name:  Frances O'R. Logan
                                     Title: Group Vice President

                                  By: /s/ Thomas T. Rogers
                                     ------------------------------------------
                                     Name:  Thomas T. Rogers
                                     Title: Assistant Vice President


                                  KEYPORT LIFE INSURANCE COMPANY

                                  By: Chanceller LGT Senior Secured Management,
                                         Inc., as Portfolio Advisor


                                  By: /s/ Christopher E. Jansen
                                     ------------------------------------------
                                     Name:  Christopher E. Jansen
                                     Title: Managing Director


                                  MEDICAL LIABILITY MUTUAL INSURANCE

                                  By: Chanceller LGT Senior Secured Management,
                                         Inc., as Portfolio Advisor


                                  By: /s/ Christopher E. Jansen
                                     ------------------------------------------
                                     Name:  Christopher E. Jansen
                                     Title: Managing Director

                                  ALLIED IRISH BANK


                                  By: /s/ W. P. Murray
                                     ------------------------------------------
                                     Name:  W. P. Murray
                                     Title: Vice President

                                  By: /s/ W. J. Strickland
                                     ------------------------------------------
                                     Name:  W. J. Strickland
                                     Title: Senior Vice President

                          ACKNOWLEDGEMENT AND CONSENT
                          dated as of January 9, 1997

         Each of the undersigned (in its capacity as a Guarantor, Grantor and/or Pledgor, as the case may be, under the Security Documents to which it is a party) does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing Second Amendment and (b) after giving effect to such Second Amendment, (i) confirms, reaffirms and restates the representations and warranties made by it in each Credit Document to which it is a party, (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Credit Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such Second Amendment. Each of the undersigned hereby further acknowledges and agrees that any Acceptances created under the Credit Agreement shall, for all purposes under the Security Documents, be deemed to constitute a Local Subsidiary Loan and be secured, guaranteed or otherwise supported (as the case may be) as such.

ALEXANDRA DE MARKOFF, LTD.
ALMAY, INC.
APPLIED SCIENCE & TECHNOLOGIES INC.
ASTERION, INC.
BILL BLASS, INC.
CARRINGTON PARFUMS LTD.
CHARLES OF THE RITZ GROUP LTD.
CHARLES REVSON INC.
COSMETIQUES HOLDINGS, INC.
DOLLY PARTON INC.
ETHEREA, INC.
FASHION & DESIGNER FRAGRANCE GROUP,INC.
FERMODYL PROFESSIONALS INC.
FIFTIETH FLOOR WORKSHOP, INC.
FRAGRANCE & BEAUTY PRODUCTS, INC.
GENERAL WIG MANUFACTURERS, INC.
INSPIRATIONS INC.
NEW ESSENTIALS LIMITED
NORELL PERFUMES, INC.
NORTH AMERICA REVSALE INC.
OXFORD PROPERTIES CO.
PACIFIC FINANCE & DEVELOPMENT CORP.
PPI TWO CORPORATION
PPI FOUR CORPORATION
PRESTIGE FRAGRANCE & COSMETICS, INC.
PRESTIGE FRAGRANCES, LTD.
REALISTIC/ROUX PROFESSIONAL PRODUCTS
    INC.

REVLON, INC.
REVLON COMMISSARY SALES, INC.
REVLON CONSUMER PRODUCTS CORPORATION
REVLON GOVERNMENT SALES, INC.
REVLON HOLDINGS INC.
REVLON INTERNATIONAL CORPORATION
REVLON PROFESSIONAL, INC.
REVLON PROFESSIONAL PRODUCTS INC.
REVLON RECEIVABLES SUBSIDIARY, INC.
REVLON RESEARCH CENTER, INC.
RIROS CORPORATION
RIT INC.
RLI HOLDINGS, INC.
RLL CORPORATION
ROUX LABORATORIES, INC.
VISAGE BEAUTE COSMETICS, INC.



By: /s/ Steven Berns
   ------------------------------------
   Name:  Steven Berns
   Title: Vice President